EXHIBIT 5.1 and 23.2

                        SCHNEIDER WEINBERGER & BEILLY LLP
                                Attorneys-at-Law
                    2200 CORPORATE BOULEVARD, N.W., SUITE 210
                         Boca Raton, Florida 33431-7307
                                                                     Telephone
James M. Schneider, P.A.                                          (561) 362-9595
Steven I. Weinberger, P.A.                                           Facsimile
Roxanne K. Beilly, P.A.                                           (561) 362-9612

                                  July 7, 2009

Thewebdigest Corp.
5100 West Copans Road
Suite 710
Margate, Florida  33063

         RE: REGISTRATION STATEMENT ON FORM S-1 (THE "REGISTRATION STATEMENT")
             THEWEBDIGEST CORP. (THE "COMPANY")

Dear Sir or Madam:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration pursuant to the Company's Registration Statement on Form S-1 of 3,000,000 shares of common stock (the "Registerable Shares") as described in the Registration Statement.

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company authorizing the issuance of the Registerable Shares; (c) the Registration Statement and the exhibits thereto; and (d) the agreements, instruments and documents pursuant to which the Registerable Shares are to be issued. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and the executed written consent of the Board of Directors.

Based upon and subject to the foregoing, we are of the opinion that the Registerable Shares when issued in accordance with their terms and, upon receipt by the Company of the agreed upon consideration therefor, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                        Sincerely,

                                        SCHNEIDER WEINBERGER & BEILLY LLP
                                        /s/ Schneider Weinberger & Beilly LLP